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                                           *** TEXT OMITTED AND FILED SEPARATELY
                                                CONFIDENTIAL TREATMENT REQUESTED

                                                                    EXHIBIT 10.1


                             ENZYME SUPPLY AGREEMENT
                             -----------------------

         This Agreement is made this 5th day of February, 2002 (the "Effective Date"), by and between CORN PRODUCTS INTERNATIONAL, INC., a corporation organized under the laws of Delaware, with its principal office at 6500 South Archer Avenue, Bedford Park, Illinois 60501-1933 ("Buyer") and GENENCOR INTERNATIONAL, INC., a corporation organized under the laws of Delaware, with a principal office at 200 Meridian Centre Blvd., Rochester, New York 14618 ("Supplier") (each a "Party", and collectively, the "Parties").

         WHEREAS, as of the Effective Date above, Supplier acquired all of the capital stock of Buyer's former subsidiary, Enzyme Bio-Systems Ltd. ("EB"), and for purposes of this Agreement, Supplier shall be deemed to include EB;

         WHEREAS, Supplier, through its own operations and the operations of EB, is the manufacturer and distributor of the enzyme products identified on Exhibits A and B hereto ("Products");

         WHEREAS, Supplier wishes to sell Products to Buyer, and Buyer wishes to purchase Products from Supplier, subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein contained, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereby agree as follows:

1.       THE PRODUCTS.

         A. Beginning on the Effective Date, Supplier shall sell to Buyer the Products identified in Exhibit A hereto, which is incorporated herein by reference. Buyer shall additionally have the right, in its sole discretion, to purchase from Supplier those products set forth in Exhibit B. Exhibits A and B may be modified from time to time upon mutual agreement,




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in writing, between the Parties. Exhibits A and B may include products manufactured by Supplier through operations other than EB. Subject to the provisions of Section 3, Supplier shall assist Buyer in [...***...] if Buyer deems such [...***...] beneficial.

         B. Supplier shall provide a continuous supply of Products hereunder to the following Buyer's facilities (the "Facilities" and each, a "Facility") in the United States, Canada or Mexico (the "Territory"):

         [...***...]

During the Term hereof, Buyer shall purchase from Supplier Products in an amount equivalent to at least [...***...] percent ([...***...]%) (the "Volume") of Buyer's actual annual requirements of enzymes at the Facilities, including any expansions or additions to the Facilities, irrespective of source ("Actual Annual Requirements"), as measured in [...***...] as of the date of purchase. Purchases or transfers of Products from Supplier and through distributors shall be included in the Volume. Purchases of Products by Buyer from EB in the calendar year 2002 prior to the Effective Date hereof shall be included in determining whether Buyer has met Buyer's Volume for the first year of this Agreement. The Volume shall be calculated [...***...].

Supplier will comply with all EB agreements with distributors that are applicable to the supply of Products to Buyer in existence on the Effective Date, which by their terms extend after the Effective Date, notwithstanding a change of control. Nothing in this Agreement is intended to or shall be deemed an intent of EB, Supplier, or Buyer to cause or encourage a breach of any third party agreement.

[...***...] Buyer and Supplier shall mutually evaluate whether any such facility shall be added to the list of Facilities.

In each contract year, the Volume may vary by +/- [...***...] percent ([...***...]%) of the Actual Annual Requirements, provided that to the extent the variance results in a volume less than [...***...] percent ([...***...]%) of Buyer's Actual Annual Requirements in any given



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year, as measured in U.S. dollars (a "Negative Variance"), Buyer must purchase, in addition to the Volume [...***...] percent, an amount equal to the Negative Variance within the next year of this Agreement. The above notwithstanding, in no event shall the Negative Variance result in an annual volume lower than [...***...] percent ([...***...]%) of the Actual Annual Requirements. If a Negative Variance exists upon conclusion of the final year of this Agreement, Buyer shall have [...***...] within which to purchase an amount equal to that Negative Variance, subject to the pricing and other terms set forth herein. [...***...]

The Volume may be satisfied by purchases of Product from all or any combination of Buyer's Facilities in the Territory, or by the purchase by Buyer's Facilities in the Territory of other enzyme products from Supplier, including but not limited to those set forth on Exhibit B.

Each Facility wishing to purchase Product under this Agreement will issue its own purchase order, documentation or other arrangement for purchase, invoicing and payment; provided, however, all such purchases and sales shall be governed solely by the terms of this Agreement. Any pre-printed terms and conditions, or terms or conditions contrary to or different from the provisions set forth herein, shall be of no effect, unless otherwise agreed between the parties in writing.

         C. In the event any Facility is sold to an unrelated third party as a distinct asset and, not (i) in connection with a sale of an ongoing business with enzyme requirements, or (ii) as one of the assets included within a stock or equity transaction, such Facility shall be removed from the list of Facilities. In any other instance where ownership of a Facility is transferred, including without limitation, by operation of law, and the successor owner entity has enzyme requirements at the Facility, Buyer shall, at Supplier's request, cooperate in good faith in Supplier's reasonable efforts to maintain the enzyme requirements and purchase obligations of the Facility under this Agreement; however, nothing herein shall obligate Buyer or the successor owner entity, to continue enzyme purchases for the Facility after ownership transfer. Upon removal of a Facility from the List of Facilities, the Actual Annual Requirements shall be reduced accordingly, and the Volume shall be calculated based on the reduced Actual Annual Requirements.


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         D. Section 5 below notwithstanding, to the extent: (i) Supplier is prevented from manufacturing, selling or importing any Product, or having such Product manufactured, sold or imported; or (ii) Buyer is prevented from using any Product, as a result of any claim alleging infringement of a third party's foreign or domestic patent, trade secret, proprietary information or other intellectual property ("Intellectual Property"); Buyer shall be obligated to purchase from Supplier an alternative non-infringing product (or product for which no such claim has been alleged) providing comparable functionality. In such instance, the fact that such product [...***...] shall not relieve Buyer of its obligation hereunder, and the Parties shall cooperate [...***...]. The above notwithstanding, Buyer shall be under no obligation to purchase a replacement product if doing so would [...***...], in which case Buyer shall be allowed to purchase a replacement product from a third party with a corresponding reduction in the Volume.

         E. If Buyer wishes to purchase Product in excess of the [...***...]% variance above, it shall notify Supplier, in which case Supplier shall use reasonable efforts to make the additional volume available subject to the terms and conditions herein.

         F. Supplier shall continue to supply the Products produced by EB prior to the Effective Date ("EB Products") throughout the [...***...] of this Agreement, except where (i) Buyer has not purchased at least [...***...] for a period of [...***...], or (ii) the Parties otherwise agree in writing, in which case Supplier may discontinue production of such Product. The above notwithstanding, upon written agreement of the Parties, Exhibit A will be amended to reflect any substitution of EB Products with other products.

         G. Any affiliates, related companies, licensees, or joint ventures of Buyer to the extent owned or controlled at least [...***...] percent ([...***...]%) by Buyer ("Buyer's Affiliates") outside the Territory shall have the option to purchase Products subject to the terms of this Agreement. To the extent any such Buyer Affiliate elects to be added to the Facilities under this Agreement, its enzyme requirements and purchases shall be included in calculating whether Buyer has met the Volume and in determining Actual Annual Requirements. Nothing herein shall require Buyer's Affiliates outside the Territory to purchase Products from Supplier


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or prevent those entities from purchasing products from Supplier pursuant to a separate agreement. [...***...]

         H. All Products purchased under this Agreement shall be for the use of Buyer and will not be resold to any other company, except that the Products may be transferred or resold by Buyer to Buyer's Affiliates. In the event of such transfer or resale by Buyer to Buyer's Affiliates outside the Territory, the volume transferred or resold shall not be reflected in the Volume or the Actual Annual Requirements for that year.

         I. In order to confirm to Supplier: (i) Buyer's Actual Annual Requirements; and (ii) determination of the existence of any Negative Variance or Positive Variance, Buyer shall provide at Supplier's request such information reasonably necessary regarding [...***...]. Such information may be in the form of spreadsheets, reports, third party financial audit or other materials or methods agreed to between the Parties, recognizing that the primary purpose of same is to establish reasonably detailed proof to support compliance with this Agreement, without breaching the confidentiality obligations of either Party to any third parties. Within thirty (30) calendar days after the Effective Date, representatives of Buyer and Supplier shall meet, in person or by tele- or video-conference, to mutually agree on the format, content, and timing for information under this paragraph 1(I). In the event the Parties mutually determine that a third party financial audit is the method by which they desire to fulfill this provision, the auditor shall be mutually selected by the Parties, and the cost of such audit shall be equally borne by Supplier and Buyer.

         J. Unless otherwise set forth in a writing signed by both Parties, title to Products and risk of loss shall transfer to Buyer upon delivery at Buyer's designated facility.



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2.       PRICING.

         A. Pricing for the Products is as set forth on Exhibits A and B. Subject to the provisions of 2(B) or (C) below, the pricing set forth in Exhibits A and B shall be [...***...] for the Term of this Agreement.

         B. In the event that any time after the first year of this Agreement, Buyer is presented with:

         [...***...]

which allows Buyer to enjoy, [...***...] Production Cost (as hereafter defined) for the production of [...***...] when compared to prices paid to Supplier, Buyer may notify Supplier in writing [...***...]. "Production Cost" shall include [...***...]. [...***...] Upon receipt of Buyer's notification, Supplier may submit a new written offer [...***...], which, if satisfactory to Buyer, will become the new prices upon acceptance, recognizing that the intent of this Agreement is that [...***...] in its industry. If Buyer accepts Supplier's written offer [...***...], then Buyer cannot seek another [...***...] under this
Section 2(B) for a period of [...***...] following the effective date of the [...***...]. Alternatively if Supplier does not wish to submit a written offer for [...***...], Supplier may agree that Buyer may purchase such product from the third party, with a corresponding reduction in the Volume. If the new offer by Supplier is not satisfactory in Buyer's reasonable discretion, Buyer will provide Supplier [...***...] for such Product and Supplier shall have [...***...] to negotiate in good faith a mutually acceptable [...***...], which, if agreed, will go into effect, or if not agreed, Buyer may purchase from the third party, with a corresponding reduction in the Volume.

         C. Supplier guarantees to Buyer that the prices it is receiving hereunder are at least as good as [...***...].

In the event that Supplier [...***...], Supplier shall [...***...] Buyer's prices hereunder [...***...]. It is incumbent upon Supplier to reasonably monitor [...***...] and notify Buyer of


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significant changes [...***...] or any Supplier initiated [...***...] which triggers Supplier's [...***...] in this paragraph.

3.       TECHNICAL SERVICE.

         A. Upon the written request of Buyer, Supplier shall provide up to [...***...] per year of technical assistance to Buyer at times and specific Buyer locations to be mutually determined. Technical assistance shall include the services of technical personnel duly skilled, experienced, and trained in the use, application, and process optimization of the Products, [...***...]. The term [...***...] means services to be provided [...***...]. The technical assistance provided under this section: (i) neither limits nor enhances any warranties set out in Section 5; and (ii) is expressly subject to the indemnifications of each Party under such Section 5. Buyer's ability to implement recommendations made by Supplier during the provision of technical assistance may be limited by availability of appropriate equipment, laboratory and personnel resources of the Buyer and Buyer's Facilities.

         B. Supplier shall inform Buyer of any new development to existing Products or new enzymes [...***...]. [...***...] If Buyer elects to purchase those modified or new enzymes, Exhibit A shall be modified accordingly.

         C. At all times while at Buyer's Facilities, Supplier will comply with Buyer's reasonable safety rules and regulations of which it has been advised, including but not limited to its Outside Contractors' Safety Requirements, CP-S1, a copy of which will be furnished to Supplier in writing prior to a facility visit, and which is incorporated herein by reference.

         D. All technical services shall be performed by personnel qualified, by education, experience, license or skill, to perform their assigned tasks in a professional, proficient and competent manner.

4.       TERM.


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         A. This Agreement shall have a term beginning on the Effective Date and continuing for seven (7) years and six (6) months from the Effective Date (the "Term") unless earlier terminated pursuant to this Section 4.

         B. This Agreement may be renewed for such a term as agreed upon in writing by the Parties. Supplier shall submit to Buyer a written proposal for renewal no later than [...***...] prior to expiration of the Term. In the event that negotiations with respect to a renewal are in progress after the termination date of this Agreement, the term of this Agreement shall continue until such time as a new agreement is entered into or negotiations are terminated. If either party does not wish to renew this Agreement at the expiration of the Term or any renewal term, and negotiations with respect to a renewal are not ongoing, it shall give the other notice thereof no later than [...***...] prior to expiration of the Term or any renewal term.

         C. If either party materially breaches any of the terms and conditions of this Agreement, and fails to cure that breach within thirty (30) days after receipt of written notice from the other party, or if either party makes an assignment for the benefit of creditors, files any petition or action under any bankruptcy reorganization proceeding or becomes insolvent or financially insecure (as determined by credible evidence), then the other party may suspend and/or terminate, in whole or in part, this Agreement upon ten (10) calendar days written notice.

         D. In the event that [...***...] percent ([...***...]%) or more of the assets or business of a Party (the "Acquired Party") are acquired by a third party (whether by sale, transfer, merger or otherwise) which is a direct competitor of the other Party, the Acquired Party shall give the other Party prompt written notice of said acquisition, and the other Party may in its discretion terminate this Agreement without penalty, by delivering written notice within [...***...] of receipt of the Acquired Party's notice.



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5.       WARRANTIES AND INDEMNIFICATION.

         A. Supplier warrants to Buyer that the Products meet Supplier's written specifications for those Products, copies of which are attached hereto and incorporated herein by reference as Exhibit C [...***...]. In the event that new, additional, or replacement Products are added to Exhibit A, mutually agreed specifications for those Products will be added to Exhibit C.

         B. [...***...] the Products, sold by Supplier for their intended use as indicated on the Exhibits hereto, do not infringe any issued foreign or domestic patent or represent a wrongful misappropriation of any trade secret, as that term is defined by applicable law, of a third party. Supplier agrees to defend, protect, indemnify, and hold Buyer, its agents and its employees harmless against any and all losses, damages, judgments, costs and expenses, including but not limited to attorneys' fees and costs incurred by Buyer, its agents and its employees, by reason of any such claim or suit arising from a claim of infringement with respect to Products. [...***...] In case the use of any Product, including any EB Product, is enjoined, Supplier may, at its option and expense (a) obtain for Buyer the right to continue using the Product, or (b) replace the same with non-infringing product with substantially similar capability, or (c) modify the Product so that it is non-infringing and performs with substantially the same capability. [...***...]

         C. Supplier warrants the Products, as of the date of shipping to Buyer to be, (i) not adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Acts as amended, and not an article which may not under the provisions of Section 402, 403 and 409 of the Act, be introduced into interstate commerce and not adulterated or misbranded within the meaning of the food laws of any state to which it is shipped or in which it is delivered by Supplier; and
(ii) exempt or recognized as safe, for the conditions and quantities of intended use, within the meaning of the Food Additives Amendment of the Federal Food, Drug and Cosmetic Act.

         D. Supplier shall hold harmless and indemnify and defend Buyer from and against any and all claims, losses, damages, suits, costs (including reasonable attorneys' fees) and liabilities based upon or arising out of any bodily injury or death of any person (including any



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Supplier employee), damage to or destruction of any property, including adverse effects on the environment, or any violation of law, regulation or order to the extent that such damage was caused by [...***...], or Supplier's material breach of any warranty, representation or obligation under this Agreement. Nothing herein shall require Supplier to indemnify Buyer for Buyer's own negligence, willful misconduct or Buyer's material breach of any warranty, representation or obligation under this Agreement.

         E.       [...***...]

         F. [...***...] Further, nothing in this Section 5 shall be interpreted as waiving or negating the limitations of liability imposed under applicable workmen's compensation laws for work related injuries to the indemnifying party's own employee.

6.       CONFIDENTIALITY.

         Confidential Information may be disclosed by the Parties to each other under this Agreement. This Confidential Information is described as Supplier's information relating to the manufacture and performance of the Products and research and development activities, and Buyer's information relating to its operations, manufacturing processes, production costs, research and development activities, equipment, operating parameters and conditions, costs and finances, and operating goals and strategies, and technical information regarding Buyer's products. Any information visually observed by either party at the facility of the other, as well as product samples, are expressly deemed Confidential Information hereunder. The Confidential Information includes information exchanged verbally, visually, and in writing between Supplier and either Buyer or any affiliate, related company, subsidiary, licensee, or joint venturer of Buyer. To the extent Confidential Information is not in tangible form, the Parties will endeavor to generally describe same in writing; however, neither Party shall be required to provide such a writing as to information visually observed by either party at the facility of the other, or product samples unless the Parties mutually agree in writing to provide such a confirming writing. The Parties agree to hold and treat received Confidential Information as secret and confidential and protect same as each Party would its own information of like kind, but using not less than a



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reasonable standard of care. The Parties shall not use same except as necessary for the purposes of this Agreement. The obligations contained in this paragraph shall not apply to information which:

         a) was in recipient's possession before receipt from discloser, and was not subject to an obligation of confidentiality; or

         b) is or becomes a matter of general public knowledge through no fault of recipient; or

         c) is rightfully received by recipient from a third party without an obligation of confidence; or

         d) is independently developed by recipient using none of the Confidential Information; or

         e) which the receiving Party is legally required to furnish by subpoena or otherwise by operation of law, provided that prior to furnishing Confidential Information, the receiving Party shall notify the disclosing Party and give it the opportunity to object to the disclosure or seek a protective order.

The occurrence of any of the above exceptions shall not be construed as an express or implied grant of any rights under any of the disclosing Party's patents or other Intellectual Property rights. An individual feature of the Confidential Information shall not be considered within the above exceptions merely because the feature is embraced by more general information within the exceptions. A combination of features of the Confidential Information shall not be considered within the above exceptions unless the combination itself and its principle of operation are within the exceptions.

Neither party shall disclose the details of this Agreement or the supply relationship to third parties, without first receiving the written consent of the other party.

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Recipient's obligations under this paragraph shall expire [...***...] from the termination or cancellation of this Agreement, including any renewals.

7.       FORCE MAJEURE.

         If performance by either Party of any of its duties or obligations under this Agreement is prevented, hindered, delayed [...***...] which cannot be overcome by reasonable diligence and without unusual expense, such Party shall be excused from such performance to the extent that it is so prevented, hindered or delayed thereby during the continuance of any such happening or event and for so long as such event shall continue to prevent, hinder or delay such performance; provided, however, that such party diligently works to cure such non-performance in the shortest reasonable time period. The party asserting force majeure shall, in each instance, give the other party written notice within a reasonable time after knowledge thereof. Such notice shall include a brief description of the events or circumstances of force majeure and an estimate of the anticipated duration. Within a reasonable time after knowledge of the cessation of any such continuing events or circumstances constituting force majeure, the party that asserted the same shall give the other party written notice of the date of such cessation. If the period of force majeure continues for more than [...***...], the party not experiencing the force majeure may terminate this Agreement upon [...***...] written notice. Buyer's Volume shall be reduced proportionately during any force majeure period. Further, if Buyer is required to purchase a volume from a third party in excess of the volume required during the force majeure period in order to obtain a supply of products, Buyer's Volume shall be reduced by that additional amount.

8.       COMPLIANCE WITH LAWS.

       Each Party shall comply with all laws, regulations, executive orders, and codes, applicable to it in connection with its performance hereunder.

9.       ASSIGNMENT.


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         Neither party shall assign or transfer any interest in this Agreement without the prior express written consent of the other, except that either Party may assign this Agreement and any interest therein, in whole or in part, to a successor to all or substantially all of the business or assets of any of its facilities set forth above without such consent by the other Party.

10.      LICENSE.

         For so long as Buyer, any of Buyer's Affiliates, or Buyer's licensees continue to purchase products from Supplier under this Agreement, Buyer, Buyer's Affiliates, and Buyer's licensees shall be granted a [...***...] license to [...***...], to the extent Supplier acquired same in its acquisition of EB from Buyer, and Supplier is legally able to grant same.

11.      MISCELLANEOUS.

         A. Neither Party shall use the other's name as a reference or publish any information or promulgate any news release concerning the subject matter of this Agreement without the other's prior written approval.

         B. This Agreement shall be governed and construed in accordance with the laws of the State of Illinois without giving effect to the principles of conflict of laws thereof.

         C. This Agreement constitutes the entire understanding and agreement between the Parties hereto with respect to the subject matter hereof, and cancels and supersedes any prior negotiations, and merges all understandings, and agreements, whether verbal or written, with respect thereto. Any change, modification or alteration of this Agreement shall be made in writing and signed by the parties.

         D. Failure of either party to enforce any provision of this Agreement shall not be deemed a waiver of such provision or of subsequent failures to comply with any such provision.


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         E. This Agreement shall be deemed separable and if any portion hereof shall be held invalid for any reason, the remainder shall not thereby be invalidated but shall remain in full force and effect.

         F. The individuals executing this Agreement represent and warrant that they have the authority to enter into this Agreement and to bind their respective corporations and that all necessary corporate action has been taken to enable the Parties to enter into this Agreement.

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

SUPPLIER:                              BUYER:

GENENCOR INTERNATIONAL, INC.           CORN PRODUCTS INTERNATIONAL, INC.

By:    /s/ Carole B. Cobb              By:     /s/ Cheryl K. Beebe
     -------------------------------        -------------------------------

Title: Senior VP, Global Supply        Title:  VP and Treasurer
      ------------------------------          -----------------------------

Date:  February 5, 2002                Date:   February 5, 2002
     -------------------------------         ------------------------------


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                                              * CONFIDENTIAL TREATMENT REQUESTED


                                   SCHEDULE A


PRODUCTS PRODUCED BY EB:

[...***...]


PRODUCTS PRODUCED BY GENENCOR:

[...***...]


Notes:

[...***...]


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                                   SCHEDULE B



PRODUCTS PRODUCED BY EB:

[...***...]


PRODUCTS PRODUCED BY GENENCOR:

[...***...]


Notes:

[...***...]


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                                   SCHEDULE C




[...***...]  28 Pages